ELIZABETH ARDEN, INC.
                            [Red Logo]

FOR IMMEDIATE RELEASE

         ELIZABETH ARDEN, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF
                                 COMMON STOCK
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     New York, New York (October 17, 2003) - Elizabeth Arden, Inc. (NASDAQ:
RDEN), a global prestige fragrance and beauty products company, today announced the pricing of a public offering of 5,000,000 shares of its common stock at $18.25 per share.

     The Company sold 3,666,667 shares in the offering and the selling shareholder, Unilever, sold 1,333,333 shares. The offering will result in net proceeds to the Company of approximately $62.8 million. The Company intends to use the net proceeds to redeem $56 million principal amount of its outstanding 11-3/4% Senior Secured Notes due 2011 at a redemption price of 111.75% of the principal amount. The Company will not receive any of the net proceeds from the sale of the shares by Unilever. The offering is scheduled to close on October 22, 2003.

      Unilever converted approximately $16 million of aggregate liquidation preference of the Company's Series D Convertible Preferred Stock into common stock, which it sold in the offering. Unilever also granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any.

      Credit Suisse First Boston acted as the sole book running manager for the offering. Morgan Stanley acted as a joint lead manager and J. P. Morgan Securities Inc. and SunTrust Robinson Humphrey acted as co-managers of the offering. Copies of the final prospectus supplement and related prospectus may be obtained from Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, New York, NY 10010 or by telephonic request at 212-325-2580.

      A shelf registration statement related to the common stock sold in the offering was previously filed and declared effective by the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the prospectus supplement and related prospectus are delivered in final form. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


      Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Elizabeth Arden green tea, 5th Avenue, ardenbeauty, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramides and Eight Hour Cream; and the Elizabeth Arden cosmetics line.

Company Contact:   Marcey Becker
                   Senior Vice President, Finance
                   (203) 462-5809

Investor Contact:  Cara O'Brien/Lila Sharifian
                   Press: Stephanie Sampiere
                   Financial Dynamics
                   (212) 850-5600

      In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our substantial indebtedness and debt service obligations; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence; our customers' financial condition; our ability to access capital for acquisitions; the assumptions underlying our critical accounting estimates; the retention and availability of key personnel; changes in the retail, fragrance and cosmetic industries; our ability to launch new products and implement our growth strategy; the impact of competitive products and pricing; changes in product mix to less profitable products; risks of international operations, including foreign currency fluctuations; economic and political consequences of terrorist attacks and political instability in certain regions of the world; diseases affecting customer purchasing patterns including the Severe Acute Respiratory Syndrome (SARS) epidemic, delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key manufacturing or fulfillment facilities that, after consolidations of manufacturing and fulfillment locations, manufacture or provide logistic services for the majority of our supply of certain products; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; legal and regulatory proceedings that affect, or will affect, our business; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


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